Exhibit 21.1

Subsidiaries of Open Text Corporation as of June 30, 2011

Corporation Name	Jurisdiction
OT Limited Partnership No. 1	Alberta, Canada
A.C.N. 084 739 300 Pty Ltd.	Australia
Copper Australia Pty Ltd.	Australia
Metastorm Pty. Ltd.	Australia
Open Text Pty Ltd.	Australia
RedDot Solutions Australia Pty Ltd.	Australia
Vignette Pty Limited	Australia
Open Text Software Austria GmbH	Austria
Open Text Brasil Comerico de Software Ltda.	Brazil
Hummingbird Canada Ltd.	Canada
Open Text Canada Ltd.	Canada
Open Text Corporation	Canada
Open Text s.r.o.	Czech Republic
Burntsand Corporation	Delaware, USA
Metastorm Acquisition Company LLC	Delaware, USA
Metastorm Delaware Inc.	Delaware, USA
Open Text GP Inc.	Delaware, USA
Open Text Inc.	Delaware, USA
Open Text USA Inc.	Delaware, USA
Vignette Partnership, LP	Delaware, USA
Open Text A/S	Denmark
StreamServe Oy	Finland
Metastorm SARL	France
Nstein Technologies France SASU	France
Open Text SARL	France
Metastorm GmbH	Germany
Open Text Document Technologies GmbH	Germany
Open Text Software GmbH	Germany
Captaris (Hong Kong) Limited	Hong Kong
Metastorm Hong Kong Ltd.	Hong Kong
Open Text (Hong Kong) Limited	Hong Kong
Open Text Technologies India Private Limited	India
StreamServe Software Private Ltd.	India
Vignette India Private Limited	India
Open Text Ireland Limited	Ireland
StreamServe Ireland Limited	Ireland
Open Text S.r.l.	Italy
Open Text K.K.	Japan
Open Text Luxembourg Sarl	Luxembourg
Open Text SA	Luxembourg
StreamServe (Luxembourg) Sarl	Luxembourg
StreamServe Sarl.B.V.	Luxembourg
Metastorm Government Solutions LLC	Maryland, USA
Proforma Corporation	Maryland, USA
Vignette de Mexico, S. de R.L. de C.V	Mexico
Metastorm B.V.	Netherlands
Metastorm C.V.	Netherlands
Open Text European Holdings Cooperatief U.A.	Netherlands

Corporation Name	Jurisdiction
Open Text International B.V.	Netherlands
Open Text New Zealand Ltd.	New Zealand
Open Text ULC	Nova Scotia, Canada
2016090 Ontario Inc.	Ontario, Canada
2016091 Ontario Inc.	Ontario, Canada
Open Text Sp. z.o.o.	Poland
Nstein Technologies Inc.	Quebec, Canada
Open Text Conseil Inc.	Quebec, Canada
Open Text (Asia) Pte Ltd. ..	Singapore
Metastorm South Africa (Pty) Ltd.	South Africa
Open Text Software S.L.U.	Spain
Adorro AB	Sweden
Open Text AB	Sweden
StreamServe Development AB	Sweden
Open Text AG	Switzerland
Hummingbird UK Limited	United Kingdom
Metastorm Ltd.	United Kingdom
Metastorm UK Ltd.	United Kingdom
Nstein Technologies Europe Limited	United Kingdom
Open Text UK Limited	United Kingdom
Picdar Group Limited	United Kingdom
StreamServe Limited	United Kingdom
Sysgenics Ltd.	United Kingdom
Vignette Europe Ltd.	United Kingdom
WeComm Limited	United Kingdom
WeComm Management Limited	United Kingdom
Open Text Public Sector Solutions, Inc.	Virginia, USA